Exhibit 10.2
Loan Agreement

Party A (hereinafter referred to as the “Lender”): Tianshi International Investment Group Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tiens Life Resources Co., Ltd.

The Lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

In order to support the business development of the Borrower, the Lender agrees to give a loan to the Borrower on the following terms:

1.	The amount of the loan: Six Million Five Hundred Thousand Dollars ($6,500,000);
2.	The term of the loan agreement: from January 21, 2008 to June 30, 2008;
3.	The type of the loan: short-term loan;
4.	The loan shall be without interest;
5.	The Borrower guarantees to repay the principal of the loan by June 30, 2008, and the terms of the loan agreement shall not be breached.
6.	With approval from the Lender the Borrower can pay off the loan before June 30, 2007.

The Lender:		The Borrower:
Tianshi International Investment Group Co., Ltd.		Tianjin Tiens Life Resources Co., Ltd.Co., Ltd

By	/s/ Jinyuan Li	By	/s/ Yiqun Wu

Title:	President		Title: Legal Representative

January 21, 2008			January 21, 2008